UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.

)

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
FB Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

March 30, 2026

Dear Fellow Stockholder:

We will hold our annual meeting of stockholders at the main office of Fidelity Bank, located at 353 Carondelet Street, New Orleans, Louisiana, at 1:00 p.m., local time, on April 29, 2026.

The notice of annual meeting and the proxy statement appearing on the following pages describe the formal business to be transacted at the meeting.

It is important that your shares are represented at this meeting, regardless of the number of shares you own. To ensure your shares are represented, we urge you to vote promptly by completing and mailing the enclosed proxy card or by voting via the Internet. Internet voting instructions appear on the enclosed proxy card.

Sincerely,

/s/ Christopher S. Ferris
Christopher S. Ferris
President and Chief Executive Officer

FB BANCORP, INC.

353 Carondelet Street

New Orleans, Louisiana 70130

(504) 569-8640

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

DATE AND TIME	Wednesday, April 29, 2026
1:00 p.m., local time

PLACE	Fidelity Bank Main Office
353 Carondelet Street
New Orleans, Louisiana

ITEMS OF BUSINESS	(1) To elect three directors to serve for a term of three years;

(2) To vote to ratify the appointment of EisnerAmper LLP to serve as the independent registered public accounting firm for the fiscal year ending December 31, 2026; and

(3)   To transact any other business that may properly come before the meeting and any adjournment or postponement of the meeting. (Note: The Board of Directors is not aware of any other business to come before the meeting.)

RECORD DATE	To be eligible to vote, you must have been a stockholder as of the close of business on February 27, 2026.

PROXY VOTING	It is important that your shares be represented and voted at the meeting. You can vote your shares via the Internet or by completing the accompanying proxy card and mailing it in the enclosed self-addressed envelope. Voting instructions are printed on the proxy card. You may revoke your proxy at any time before its exercise at the meeting by following the instructions in the accompanying proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Lisa H. Haley
Lisa H. Haley
Corporate Secretary

New Orleans, Louisiana
March 30, 2026

FB BANCORP, INC.

PROXY STATEMENT

FOR

2026 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

FB Bancorp, Inc. is the holding company for Fidelity Bank. In this proxy statement, we may also refer to FB Bancorp, Inc. as “FB Bancorp,” the “Company,” “we,” “our” or “us” and to Fidelity Bank as “Fidelity Bank”, “Fidelity” or the “Bank.”

We are providing this proxy statement to you in connection with the solicitation of proxies by our Board of Directors for the 2026 annual meeting of stockholders and for any adjournment or postponement of the annual meeting. We will hold the annual meeting at Fidelity Bank’s main office, located at 353 Carondelet Street, New Orleans, Louisiana, on Wednesday, April 29, 2026, at 1:00 p.m., local time.

We intend to mail this proxy statement and a proxy card to stockholders of record beginning on or about March 30, 2026.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON APRIL 29, 2026

This proxy statement is available at https://annualgeneralmeetings.com/fbla2026. Also available at this website address is our Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, which includes our audited consolidated financial statements for the fiscal year ended December 31, 2025.

INFORMATION ABOUT VOTING

Who May Vote at the Meeting

You are entitled to vote your shares of Company common stock if our records show that you held your shares as of the close of business on February 27, 2026. As of the close of business on that date, a total of 17,821,949 shares of common stock were outstanding. Each share of common stock has one vote.

Our Articles of Incorporation provide that record holders of our common stock who beneficially own, either directly or indirectly, more than 10% of our outstanding shares of common stock are not entitled to any vote with respect to the shares held in excess of the 10% limit.

Ownership of Shares

You may own your shares of Company common stock in one or more of the following ways:

•	Directly in your name as stockholder of record;

•	Indirectly through a broker, bank or other holder of record in “street name;”

•	Indirectly through the Fidelity Bank Employee Stock Ownership Plan (the “ESOP”); or

•	Indirectly through the Fidelity Bank 401(k) Plan (the “401(k) Plan”).

If your shares are registered directly in your name, you are the holder of record of those shares, and we are sending these proxy materials directly to you. As the holder of record, you have the right to give your proxy directly to us to vote at the annual meeting or you may vote in person at the annual meeting.

If you hold your shares in street name, your broker, bank or other holder of record is sending these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote by completing a voting instruction form that accompanies your proxy materials. Your broker, bank or other holder of record may allow you to provide voting instructions by telephone or via the Internet. Refer to the instruction form provided by your broker, bank or other holder of record that accompanies your proxy materials. If you want to vote your shares of common stock held in street name in person at the annual meeting, you must obtain a written proxy in your name from the broker, bank or other holder who is the record holder of your shares.

If you own shares of common stock indirectly through the ESOP and/or the 401(k) Plan, see “Participants in the ESOP and 401(k) Plan” below.

Attending the Meeting

Stockholders are invited to attend the annual meeting, which will be held in-person at Fidelity Bank’s main office. If you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. Examples of proof of ownership are a recent brokerage account statement or a letter from your bank or broker.

Quorum and Vote Required

Quorum. We will have a quorum and be able to conduct the business of the annual meeting if a majority of the outstanding shares of Company common stock entitled to vote, represented in person or by proxy, are present at the meeting.

Votes Required for Proposals. In voting on the election of directors (Item 1), you may vote in favor of the nominees or withhold your vote as to the nominees. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the largest number of votes cast will be elected up to the maximum number of directors to be elected at the annual meeting. The maximum number of directors to be elected at the annual meeting is three.

In voting on the ratification of the appointment of the independent registered public accounting firm (Item 2), you may vote in favor of the proposal, vote against the proposal, or abstain from voting. The affirmative vote of a majority of the votes cast at the annual meeting is required to approve this proposal.

Effect of Not Casting Your Vote

If you hold your shares in street name through a broker, bank or other nominee of record, it is critical that you provide voting instructions if you want your vote to count in the election of directors (Item 1). Your broker, bank or other holder of record does not have discretion to vote your uninstructed shares with respect to this item. Therefore, if you hold your shares in street name and you do not instruct your broker or other holder of record on how to vote with respect to this item, no votes will be cast on your behalf. These are referred to as “broker non-votes.” Your broker, bank or other holder of record, however, does have discretion to vote any uninstructed shares on the ratification of the appointment of the independent registered public accounting firm (Item 2). If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the annual meeting.

How We Count the Votes

If you return valid proxy instructions or attend the meeting in person, we will count your shares to determine whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted to determine the existence of a quorum.

In counting votes for the election of directors, votes that are withheld and broker non-votes will have no effect on the outcome of the election.

In counting votes on the proposal to ratify the appointment of the independent registered public accounting firm, we will not count abstentions and broker non-votes as votes cast. Therefore, abstentions and broker non-votes will have no effect on the outcome of the vote on the proposal.

Voting by Proxy

We are sending you this proxy statement to request that you allow your shares of Company common stock to be represented at the annual meeting by the designated proxies named by the Board of Directors. All shares of common stock represented at the annual meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by our Board of Directors.

The Board of Directors unanimously recommends a vote:

•	“FOR” the election of all nominees for director; and

•	“FOR” the ratification of the appointment of EisnerAmper LLP to serve as the independent registered public accounting firm.

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their own best judgment as to how to vote your shares. This would include a motion to adjourn or postpone the annual meeting to solicit additional proxies. If the annual meeting is postponed or adjourned, your common stock may be voted by the persons named in the proxy card on the new meeting date as well, unless you have revoked your proxy. We do not know of any other matters to be presented at the annual meeting.

Voting by Internet

Instead of voting by completing and mailing a proxy card, registered stockholders can vote their shares of Company common stock via the Internet. The Internet voting procedures are designed to authenticate stockholders’ identities, allow stockholders to provide their voting instructions and confirm that their instructions have been recorded properly. Specific instructions for Internet voting appear on the enclosed proxy card. The deadline for voting via the Internet is 11:59 p.m., Central time, on April 28, 2026.

Revoking Your Proxy

Whether you vote by mail or via the Internet, if you are a registered stockholder, unless otherwise noted, you may later revoke your proxy by:

•	sending a written statement to that effect to our Corporate Secretary, Lisa Haley;

•	submitting a properly signed proxy card with a later date;

•	voting via the Internet at a later time (if initially able to vote in that manner) so long as such vote is received by the applicable time and date set forth above for registered stockholders; or

•	voting in person at the annual meeting (Note: Attendance at the annual meeting will not, in itself, constitute revocation of your proxy).

If you hold your shares through a bank, broker, trustee or nominee and you have instructed the bank, broker, trustee or nominee to vote your shares, you must follow the directions received from your bank, broker, trustee or nominee to change those instructions.

Participants in the ESOP and 401(k) Plan

If you participate in the ESOP, you will receive a voting instruction card that reflects all shares that you may direct the trustees to vote on your behalf under the ESOP. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each participant in the ESOP may direct the trustee how to vote the shares of common stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of common stock held by the ESOP and all allocated shares for which no timely voting instructions are received in the same proportion as shares for which it has received valid voting instructions.

If you participate in the 401(k) Plan, you will receive a voting instruction card that reflects all shares that you may direct the trustees to vote on your behalf under the 401(k) Plan. Under the terms of the 401(k) Plan, you may direct the 401(k) Plan trustee how to vote the shares allocated to your account. If the 401(k) Plan trustee does not receive your voting instructions, the 401(k) Plan trustee will be instructed to vote your shares in the same proportion as the voting instructions received from other 401(k) Plan participants.

The deadline for returning your voting instruction card(s) is April 22, 2026.

CORPORATE GOVERNANCE

General

The Company periodically reviews its corporate governance policies and procedures to ensure that it meets the highest standards of ethical conduct, reports results with accuracy and transparency and fully complies with the laws, rules and regulations that govern its operations. As part of this periodic corporate governance review, the Board of Directors reviews and adopts best corporate governance policies and practices for the Company.

Director Independence

Because the Company is listed on the Nasdaq Stock Market, we refer to the definition of “independent director” contained in the listing standards of the Nasdaq Stock Market when determining the independence of our directors. All our directors are considered independent under the listing standards of the Nasdaq Stock Market, except for Katherine A. Crosby and Christopher S. Ferris because each currently serves as an executive officer of the Company and Fidelity Bank. In determining the independence of directors, the Board of Directors has considered transactions, relationships and arrangements between the Company and its directors that are not required to be disclosed in this proxy statement under the heading “Other Information Relating to Directors and Executive Officers – Transactions with Related Persons.”

Board Leadership Structure and Board’s Role in Risk Oversight

The Board of Directors has determined that the separation of the offices of Chairman of the Board and of President and Chief Executive Officer enhances Board independence and oversight. Moreover, the separation of those offices allows the President and Chief Executive Officer to better focus on his responsibilities of managing the daily operations of the Company and expanding and strengthening the Company’s franchise while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management. Consistent with this determination, Katherine A. Crosby serves as Chairman of the Board and Christopher S. Ferris serves as President and Chief Executive Officer.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face several risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputation risk. Management is responsible for the daily management of risks the Company faces, while the Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Senior management also attends Board meetings and is available to address any questions or concerns raised by the Board of Directors on risk management and any other matters.

Committees of the Board of Directors

The following table identifies the Company’s standing committees and their members. The members of the Audit Committee, the Compensation Committee, and the Nominating/Corporate Governance Committee are considered independent according to the relevant listing standards of the Nasdaq Stock Market. The charter of each committee is available in the Investors Relations section of Fidelity’s website (www.bankwithfidelity.com).

Director	Audit Committee	Compensation Committee	Nominating/Corporate Governance Committee
W. Anderson Baker, III			X
J. Luis Baños, Jr.	X	X	X
Gerard W. Barousse, Jr.	X	X
Winifred M. Beron		X(Chair)	X
Stephen W. Hales	X	X	X(Chair)
Mark C. Romig	X	X	X
Mahlon D. Sanford	X(Chair)
Todd G. Schexnayder		X	X
Number of Meetings in Fiscal Year 2025	7	7	3

Audit Committee. The Audit Committee is established according to the requirements of the Securities Exchange Act of 1934, as amended. The Audit Committee meets periodically with the independent registered public accounting firm and management to review accounting, auditing, internal control structure and financial reporting matters. The Board of Directors has determined that Mahlon D. Sanford qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission. The report of the Audit Committee required by the rules of the Securities and Exchange Commission is included in this proxy statement. See “Report of the Audit Committee.”

Compensation Committee. The Compensation Committee approves the compensation objectives for the Company and Fidelity, establishes the compensation for the Company’s and Fidelity’s senior management and conducts the performance review of the President and Chief Executive Officer. The Compensation Committee reviews all components of compensation, including salaries, cash incentive plans, long-term incentive plans and various employee benefit matters. The Committee also assists the Board of Directors in evaluating potential candidates for executive positions.

Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee assists the Board of Directors in identifying individuals qualified to become Board members and recommending director nominees for the next annual meeting and for each committee to the Board of Directors. This Committee also provides guidance for implementing policies and practices relating to corporate governance, including procedures for implementation and monitoring adherence to corporate governance guidelines, and leads the Board of Directors in its annual review of the Board’s performance.

Minimum Qualifications for Director Nominees. The Nominating/Corporate Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. A candidate must meet the eligibility requirements set forth in our Bylaws, which include a requirement that the candidate had not been subject to certain criminal or regulatory actions, a residency requirement, and an age limitation. A candidate also must meet any qualification requirements set forth in any Board of Directors or committee governing documents.

If a candidate is deemed eligible for election to the Board of Directors, the Nominating/Corporate Governance Committee will then evaluate the following criteria in selecting nominees:

•	contributions to the range of talent, skill and expertise of the Board of Directors;

•

financial, regulatory and business experience, knowledge of the banking and financial service industries, familiarity with the operations of public companies and ability to read and understand financial statements;

•	familiarity with our market area and participation in and ties to local businesses and local civic, charitable and religious organizations;

•	personal and professional integrity, honesty and reputation;

•	the ability to represent the best interests of our stockholders and the best interests of the Company;

•	the ability to devote sufficient time and energy to the performance of his or her duties; and

•	independence, as that term is defined under applicable Securities and Exchange Commission and stock exchange listing criteria.

The Nominating/Corporate Governance Committee will also consider any other factors it deems relevant, including diversity of experience, competition, size of the Board of Directors and regulatory disclosure obligations.

When nominating an existing director for re-election to the Board of Directors, the Nominating/Corporate Governance Committee will consider and review an existing director’s attendance and performance at Board meetings and at meetings of committees on which he serves; length of Board service; the experience, skills and contributions that the existing director brings to the Board; and independence.

Director Nomination Process. For purposes of identifying nominees for the Board of Directors, the Nominating/Corporate Governance Committee relies on personal contacts of the committee members and other members of the Board of Directors, as well as its knowledge of members of the communities Fidelity serves. The Nominating/Corporate Governance Committee will also consider director candidates recommended by stockholders according to the policy and procedures set forth below. The Nominating/Corporate Governance Committee has not used an independent search firm to identify nominees.

In evaluating potential nominees, the Nominating/Corporate Governance Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the criteria set forth above. If such individual fulfills these criteria, the Nominating/Corporate Governance Committee will conduct a check of the individual’s background and interview the candidate to further assess the qualities of the prospective nominee and the contributions he or she would make to the Board of Directors.

Consideration of Director Candidates Recommended by Stockholders. The policy of the Nominating/Corporate Governance Committee is to consider director candidates recommended by stockholders who appear to be qualified to serve on the Board of Directors. The Nominating/Corporate

Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating/Corporate Governance Committee does not perceive a need to increase the size of the Board of Directors. To avoid the unnecessary use of the Nominating/Corporate Governance Committee’s resources, the Nominating/Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Stockholders. To submit a recommendation of a director candidate to the Nominating/Corporate Governance Committee, a stockholder should submit the following information in writing, addressed to the Chairman of the Nominating/Corporate Governance Committee, care of the Corporate Secretary, at our main office address:

•	A statement that the writer is a stockholder and is proposing a candidate for consideration by the Nominating/Corporate Governance Committee;

•	The name and address of the stockholder as they appear on the Company’s books, and of the beneficial owner, if any, on whose behalf the nomination is made;

•	The class or series and number of shares of Company common stock that are owned beneficially or of record by such stockholder and such beneficial owner;

•

A description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder;

•	A representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the nominee named in the stockholder’s notice;

•	The name, age, personal and business address of the candidate, the principal occupation or employment of the candidate;

•	The candidate’s written consent to serve as a director;

•

A statement of the candidate’s business and educational experience and all other information relating to such person that would indicate such person’s qualification to serve on the Board of Directors; and

•

Such other information regarding the candidate or the stockholder as would be required to be included in the Company’s proxy statement pursuant to Regulation 14A of the Securities and Exchange Commission.

For a director candidate to be considered for nomination at an annual meeting of stockholders, the recommendation must be received by the Nominating/Corporate Governance Committee at least 120 calendar days before the date on which the proxy statement for the previous year’s annual meeting was released to stockholders, advanced by one year.

Board and Committee Meetings

The business of the Company and Fidelity Bank is conducted through meetings and activities of their respective Board of Directors and committees. During the year ended December 31, 2025, the Company’s Board of Directors and Fidelity Bank’s Board of Directors held 13 joint meetings. No director attended fewer than 75% of the aggregate of the total number of meetings of the Boards of Directors and of the meetings of the committees on which he or she served.

Director Attendance at Annual Meeting
The Board of Directors encourages all directors to attend the annual meeting of stockholders. All Board members attended our 2025 annual meeting of stockholders.
Codes of Ethics
We have adopted a Code of Ethics for Senior Officers and a Code of Business Conduct and Ethics. Both are designed to ensure that our directors and employees meet the highest standards of ethical conduct. The Code of Ethics for Senior Officers, which applies to our principal executive officer and principal financial officer, addresses conflicts of interest, the treatment of confidential information, and compliance with applicable laws, rules and regulations. The Code of Business Conduct and Ethics, which applies to all employees and directors, addresses conflicts of interest, the treatment of confidential information, general employee conduct and compliance with applicable laws, rules and regulations. In addition, both codes are designed to deter wrongdoing and promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure and compliance with all applicable laws, rules and regulations. The Code of Ethics for Senior Officers and the Code of Business Conduct and Ethics are available in the Investors Relations section of the Company’s website
(www.bankwithfidelity.com)
.
Anti-Hedging Policy
The Company has adopted a policy that prohibits directors, officers and employees of the Company or the Bank, and their related persons, from purchasing or selling, or offering to purchase or offering to sell, derivative securities relating to the Company’s common stock, whether or not issued by the Company, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s common stock.
Insider Trading Policy
Our Board of Directors has adopted an Insider Trading Policy, which is filed as an exhibit to our Annual Report on Form
10-K,
that governs the purchase, sale, and other dispositions of the Company’s securities by our executive officers, directors, and employees and that is reasonably designed to promote compliance with insider trading laws, rules, and regulations and Nasdaq listing standards. Our Insider Trading Policy prohibits the Company’s executive officers, directors, and employees from engaging in any short sales, put options and call options.
REPORT OF THE AUDIT COMMITTEE
The Company’s management is responsible for the Company’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and issuing an opinion on the conformity of the financial statements with accounting principles generally accepted in the United States of America. The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.
In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and with the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board (United States) Auditing Standard No. 1301, Communications with Audit Committees, which include the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the consolidated financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board and has discussed with the independent registered public accounting firm the firm’s independence from the Company and its management. In concluding that the independent registered public accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the firm were compatible with its independence.

The Audit Committee discussed with the independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal control over financial reporting and the overall quality of its financial reporting process.

In performing these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in their report, express an opinion on the conformity of the consolidated financial statements to accounting principles generally accepted in the United States of America. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal control over financial reporting designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America, that the audit of the consolidated financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board or that the independent registered public accounting firm is in fact “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved the recommendation, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the Securities and Exchange Commission. The Audit Committee has appointed, subject to stockholder ratification, EisnerAmper LLP to serve as the independent registered public accounting firm for the year ending December 31, 2026.

Audit Committee of the Board of Directors

of

FB Bancorp, Inc.

Mahlon D. Sanford (Chair)

Stephen W. Hales

J. Luis Baños, Jr.

Gerard W. Barousse, Jr.

Mark C. Romig

DIRECTORS’ COMPENSATION

The following table provides the compensation received by the individuals who served as our directors during the year ended December 31, 2025. The table excludes perquisites, which did not exceed $10,000 in the aggregate for each director. Each director of the Company also serves as a director of Fidelity Bank. Ms. Crosby and Mr. Ferris did not receive separate compensation for their service as directors during the year ended December 31, 2025.

	Fees Earned or Paid in Cash (1)	Stock Awards(2)	Option Awards(3)	All Other Compensation	Total
Katherine A. Crosby(4)	––	––	––	$410,255	$410,255
W. Anderson Baker, III	$65,500	$391,589	$288,484	––	$745,573
J. Luis Baños, Jr.	$65,000	$391,589	$288,484	––	$745,073
Winifred M. Beron	$68,500	$391,589	$288,484	––	$748,573
Gerard W. Barousse, Jr.	$66,500	$391,589	$288,484	––	$746,573
Stephen W. Hales	$66,500	$391,589	$288,484	––	$746,573
Mark C. Romig	$65,000	$391,589	$288,484	––	$745,073
Mahlon D. Sanford	$68,500	$391,589	$288,484	––	$748,573
Todd G. Schexnayder	$65,000	$391,589	$288,484	––	$745,073

(1)	Includes annual fee for non-employee directors of $65,000 and a fee of $500 per meeting chaired by the Chairs of the Compensation, Audit, Corporate Governance, Risk, and Credit Oversight Committees.
(2)

Reflects the aggregate grant date fair value for restricted stock awards granted during the fiscal year, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 – Share Based Payment. The amounts were calculated based on the Company’s stock price as of the grant date, which was $13.16 per share. See footnotes to the directors and executive officers stock ownership table under “Stock Ownership” for the aggregate number of unvested restricted stock award shares held by each director at fiscal year-end. Restricted stock awards vest 20% per year commencing on December 10, 2026, the first anniversary of the grant date.

(3)

Reflects the aggregate grant date fair value for stock options granted during the fiscal year, computed in accordance with FASB ASC Topic 718 using the Black-Scholes option pricing model to estimate the fair value of stock option awards. For more information concerning the assumptions used for these calculations, please refer to Note 1 of the Notes to the Consolidated Financial Statements included in the 2025 Annual Report on Form 10-K filed with the Securities and Exchange Commission. Stock option awards vest 20% per year commencing on December 10, 2026, the first anniversary of the grant date. As of December 31, 2025, each director had an outstanding stock option award for 74,390 shares. The actual realized value of the stock options, if any, will depend on the extent to which the market value of Company common stock exceeds the exercise price of the stock options on the exercise date. Accordingly, there is no assurance that the realized value will be at or near the estimated value disclosed in the table.

(4)

All other compensation is comprised of Ms. Crosby’s salary of $332,800, a bonus of $50,000, a 401(k) Plan employer contribution of $15,750, and imputed income on life insurance of $1,050. Ms. Crosby’s ESOP allocation was $10,655 for the year ended December 31, 2025.

Director Retirement Plan. Fidelity Bank sponsors the Amended and Restated Fidelity Bank Director Retirement Plan (the “Director Retirement Plan”). Eligible directors include the non-

employee members of the Board of Directors of Fidelity Bank who were serving as directors prior to March 18, 2020, and Ms. Crosby, who serves as Executive Chairman of the Board of Directors. Under the Director Retirement Plan, a director who retires after reaching his or her “full vesting date” (i.e., the date on which the director has completed at least 20 years of service on the Board of Directors) will receive a monthly benefit of $2,500 for life. A director who has not completed 20 years of service but retires after reaching his or her “partial vesting date” (i.e., the date on which the director has completed at least 10 years of service on the Board of Directors) will receive a reduced monthly benefit. The reduced monthly benefit equals the normal $2,500 monthly benefit multiplied by a percentage. The percentage equals 50% for directors with ten years of service and an additional 5% for each year of service in excess of ten years of service. A director who terminates service with the Board of Directors prior to completing ten years of service and a director who terminates service with the Board of Directors on account of cause (as described in the Director Retirement Plan) is not entitled to any benefit under the Director Retirement Plan. Directors Ferris and Schexnayder do not participate in the Director Retirement Plan and do not intend to participate in the future.

Employment Agreement with Katherine A. Crosby. Fidelity Bank entered into an employment agreement with Ms. Crosby. The initial term of the employment agreement is two years and on each anniversary of the effective date the term automatically renews for one additional year, so that the remaining term is again two years, unless either Fidelity Bank or Ms. Crosby gives notice to the other party of non-renewal. If either party provides the other with notice of non-renewal, the term will become fixed and expire at the end of the second anniversary of the date of the notice of non-renewal. Notwithstanding the foregoing, in the event FB Bancorp or Fidelity Bank enter into a transaction that would constitute a change in control, as defined under the employment agreement, the term will automatically extend and expire no less than two years following the effective date of the change in control.

The employment agreement specifies the base salary of Ms. Crosby, which currently is $332,800. Fidelity Bank may increase, but not decrease, Ms. Crosby’s base salary. In addition to base salary, the agreement provides that Ms. Crosby may receive a discretionary bonus. Ms. Crosby is also entitled to participate in all employee benefit plans, arrangements and perquisites offered to employees of Fidelity Bank, and the reimbursement of reasonable travel and other business expenses incurred in the performance of her duties for Fidelity Bank.

Fidelity Bank may terminate Ms. Crosby’s employment with or without cause (as defined in the employment agreement), or Ms. Crosby may resign from her employment, at any time with or without good reason (as defined in the employment agreement). Under the employment agreement, in the event Fidelity Bank terminates Ms. Crosby’s employment without cause or Ms. Crosby voluntary resigns for good reason (in either case, not in connection with a change in control), Fidelity Bank will pay Ms. Crosby a severance payment equal to 1.5 times her base salary, payable in a lump sum cash payment within thirty (30) days following her date of termination of employment. Ms. Crosby would also receive from Fidelity Bank the pro rata cash bonus expected to be earned for the current year and any other Accrued Obligations (as defined in Section 6 of the employment agreement). In addition, if Ms. Crosby elects COBRA coverage, she will receive an additional lump sum payment equal to the amount obtained by multiplying (i) the monthly cost for continuation coverage under COBRA (as in effect as of her termination date) for group medical, dental and vision coverage for the participant and her dependents immediately before the termination date by (ii) 18.

Under the employment agreement, in the event Fidelity Bank terminates Ms. Crosby’s employment without cause or Ms. Crosby voluntary resigns for good reason, in either case, during the term and on or following the effective time of a change in control, Fidelity Bank will pay her a severance payment (in lieu of the payments and benefits described in the previous paragraph) equal to 1.5 times the sum of (i) her base salary in effect as of the date of termination (or at the time the change in control occurs, if higher), plus (ii) the pro rata cash bonus expected to earned for the current year, payable in a lump sum within thirty (30) days of the date of termination of employment. In addition, Fidelity Bank will pay Ms. Crosby a lump sum cash payment equal to the amount obtained by multiplying (i) the monthly cost for continuation coverage under COBRA (as in effect as of the termination date) for group medical, dental and vision coverage for her and her dependents immediately before her termination date (whether or not she actually elects COBRA coverage by (ii) 18.

The employment agreement terminates upon Ms. Crosby’s death or disability or her voluntary resignation as Chair of the Board of Directors. Upon termination of employment (other than a termination in connection with a change in control), Ms. Crosby will be required to adhere to one-year non-competition and one-year non-solicitation restrictions set forth in the employment agreement.

STOCK OWNERSHIP

The following table provides information, as of February 27, 2026, about the beneficial owners known to the Company that own more than 5% of our outstanding common stock. A person may be considered to beneficially own any shares of common stock over which the person has, directly or indirectly, sole or shared voting or investment power.

Name and Address	Number of Shares Owned	Percent of Common Stock Outstanding (1)
Fidelity Bank Employee Stock Ownership Plan Trust 1013 Centre Road Wilmington, Delaware 19805	1,587,000(2)	8.9%
BlackRock, Inc. 50 Hudson Yards New York, New York 10001	1,172,831(3)	6.6%
The Vanguard Group 100 Vanguard Boulevard Malvern, Pennsylvania 19355	1,066,185(4)	6.0%

(1)	Based on 17,821,949 shares outstanding as of the close of business on February 27, 2026.
(2)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 17, 2026.
(3)	Based on a Schedule 13G filed with the Securities and Exchange Commission on July 17, 2025.
(4)	Based on a Schedule 13G filed with the Securities and Exchange Commission on July 29, 2025.

The following table provides information, as of February 27, 2026, about the shares of common stock beneficially owned by each nominee for director, by each director continuing in office, by each executive officer, and by all directors and executive officers as a group. A person may be considered to beneficially own any shares of common stock over which he has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, each of the named individuals has sole voting power and sole investment power with respect to the shares shown and none of the named individuals has pledged his or her shares.

	Number of Shares Owned(1)		Percent of Common Stock Outstanding (2)
Director Nominees and Directors Continuing in Office:
Katherine A. Crosby, Executive Chairman of the Board	76,636	(3)	*
Christopher S. Ferris, President and Chief Executive Officer	37,348	(4)	*
W. Anderson Baker, III	79,756		*
J. Luis Baños, Jr.	49,756	(5)	*
Gerard W. Barousse, Jr.	84,756	(6)	*
Winifred M. Beron	99,756		*
Stephen W. Hales	79,756		*
Mark C. Romig	39,976	(7)	*
Mahlon D. Sanford	59,756		*
Todd G. Schexnayder	39,756	(8)	*
Executive Officers Who Are Not Directors:
Todd M. Wanner, Chief Financial Officer	18,463	(9)	*
Randall L. Baker, Chief Operating Officer	10,792	(10)	*
Patrick L. Griggs, Chief Risk/Chief Credit Officer	6,603	(11)	*
Josh C. Folds, Chief Banking Officer	2,675	(12)	*

All directors and executive officers as a group (13 persons)	685,786		3.85%

*	Less than 1%.
(1)	Includes unvested restricted stock awards of 29,756 shares held by each non-employee director. Shares of restricted stock vest at a rate of 20% per year commencing on December 10, 2026.
(2)	Based on 17,821,949 shares outstanding as of the close of business on February 27, 2026.
(3)	Includes 35,006 shares held in the Bank’s 401(k) Plan, 40,000 shares held by Ms. Crosby’s spouse in his IRA and 1,631 shares held through the ESOP.
(4)	Includes 30,243 shares held in the Bank’s 401(k) Plan and 1,631 shares held through the ESOP.
(5)	Includes 4,000 shares held in Mr. Baños’ IRA.
(6)	Includes 5,000 shares held in a trust for the benefit of Mr. Barousse’s daughter.
(7)	Includes 10,220 shares held in Mr. Romig’s IRA.
(8)	Includes 10,00 shares held in Mr. Schexnayder’s IRA.
(9)	Includes 8,441 shares held in the Bank’s 401(k) Plan and 1,631 shares held through the ESOP. 7,950 shares held by Mr. Wanner have been pledged as collateral for a loan.
(10)	Includes 2,400 shares held in the Bank’s 401(k) Plan and 1,631 shares held through the ESOP.
(11)	Includes 1,567 shares held through the ESOP.
(12)	Includes 829 shares held through the ESOP.

PROPOSAL ONE ELECTION OF DIRECTORS

The Company’s Board of Directors consists of ten members. The Board of Directors is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year. Each director of the Company also serves as a director of Fidelity Bank. The nominees for election are J. Luis Baños, Jr., Gerard W. Barousse, Jr. and Mark C. Romig.

The Board of Directors intends to vote the proxies solicited by it in favor of the election of the nominees named above. If either nominee is unable to serve, the persons named in the proxy card will vote your shares to approve the election of any substitute proposed by the Board of Directors. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board of Directors. At this time, the Board of Directors knows of no reason why either nominee might be unable to serve.

The Board of Directors unanimously recommends that you vote “FOR” all nominees for director.

Set forth below is information regarding the Board of Directors’ nominees and the directors continuing in office. Unless otherwise stated, everyone has held his or her current occupation for the last five years. The indicated age for everyone is as of December 31, 2025. The indicated period for service as a director includes service as a director of Fidelity Bank. There are no family relationships among the directors.

Director Nominees for Terms Expiring in 2029

J. Luis Baños, Jr. serves as a director on the Boards of the Louisiana Philharmonic Orchestra and the Stem Library Lab. Mr. Baños has additional leadership experience through his current roles as Chairman, Chief Executive Officer, and Co-Founder of ORX Exploration, Inc., an onshore oil and gas exploration company, founder and Manager of ESG Integrated Solutions, LLC, an energy and mining consulting company, and Manager and Co-Manager of White Lafourche, LLC, a sugarcane operation in Thibodaux. He was also the co-founder and former Chairman and Chief Executive Officer of ORX Resources, Inc., an operating company focused on acquiring, developing, and exploring onshore assets in several Gulf Coast states, until December 2018. ORX Resources, Inc. filed for bankruptcy in 2019. Previously, Mr. Baños served on the Boards of Posse, the Audubon Institute, YMCA, the National Council for Christians and Jews, and the Metropolitan Crime Commission. As an entrepreneurial, growth-oriented executive with four decades of proven leadership skills in finance, strategic initiatives, and business development, Mr. Baños provides the Board of Directors with a reliable, holistic, and forward-thinking perspective. Age 72. Director since 2005.

Gerard W. Barousse, Jr. is the founder and President of Monarch Real Estate Advisors, Inc., a real estate and financial services firm formed in New Orleans in 1991, and the President of RCB Developers, a real estate development firm specializing in 50 renovation of historic buildings in the New Orleans area. Mr. Barousse is also the founder and Board Chair of both the Bayou District Foundation, a Louisiana housing redevelopment non-profit, and Educare New Orleans, a school for early childhood education and development. Formerly, Mr. Barousse served as Chairman of the Board of Trustees of Metairie Park Country Day School. With significant experience in the commercial real estate finance industry, Mr. Barousse provides the Board of Directors with deep knowledge of economic development and real estate matters affecting our market areas and local New Orleans community. Age 67. Director since 2014.

Mark C. Romig is Senior Advisor of New Orleans & Company, New Orleans’ official tourism destination marketing and sales organization. He also serves as the Chairman of the Board of the Fore! Kids Foundation (Zurich Classic), Chairman of the Board of Trustees for WYES-TV (public television), an Advisory Board Member of the Louisiana Hospitality Foundation and St. Andrew’s Village, the Vice-Chairman of the Emeril Lagasse Foundation, and is a member of the Federal Reserve Bank of Atlanta’s Tourism and Travel Advisory Council. Mr. Romig also hosts a weekly show that is featured on LOVE NOLA TV, the official tourism channel for New Orleans. Mr. Romig was formerly Chairman of the Louisiana Travel Association, the Sugar Bowl Committee and Project Lazarus. Mr. Romig has additionally been a Director on the Boards of the Audubon Nature Institute, Xavier University of Louisiana, and Academy of the Sacred Heart. Mr. Romig’s public relations career has spanned more than 45 years, covering U.S. presidential campaigns, corporate public relations, and serving as an adjunct professor at Tulane University. As a longstanding, highly regarded member of the New Orleans community with significant public relations expertise, Mr. Romig is a valuable asset to the Board of Directors. Age 69. Director since 2015.

Directors Continuing in Office with Terms Expiring in 2027

W. Anderson Baker, III, now retired, most recently served as President of Gillis, Ellis & Baker, Inc., a New Orleans-based insurance agency. Previously, Mr. Baker served as Chairman of Radio for the Blind and Print Handicapped, a radio broadcast that airs readings of current print material. Mr. Baker is a former Board Member of the Independent Insurance Agents and Brokers of Louisiana and Greater New Orleans, which provides advisory and training services, and the Bureau of Governmental Research, a private non-profit policy research organization in New Orleans. Mr. Baker has also served as the Director of Assurex Global Partners, LLC, an international commercial insurance, risk management, and employee benefits brokerage group. Mr. Baker has received the Director Certified® designation from the National Association of Corporate Directors and the Certificate of Cyber-Risk Oversight by the National Association of Corporate Directors. As a skilled advisor and leader, the Board of Directors values Mr. Baker’s insight and perspective. Age 66. Director since 2018.

Winifred M. Beron serves as President and CEO of Methodist Health System Foundation, a $70 million health legacy foundation serving the greater New Orleans area. In addition to its philanthropic mission, the foundation operates three school-based health centers that average 10,000 physical and behavioral health care visits a year. She is past President of the Board of Poydras Home, a continuing care retirement community in operation since 1817. She also served as Treasurer, Vice-Chair and Chairman of the Board of Metairie Park Country Day School and served as President of the Junior League of New Orleans. She was a Director of Teach for America and currently serves as a Director of Le Petit Salon. Following graduation from Vanderbilt University, Wendy joined the nursing staff at Southern Baptist Hospital in New Orleans and became the Director of its Neonatal and Pediatric Intensive Care Unit and Pediatric Department. She was later a Quality and Risk Management Director for Tenet Healthcare Corporation and went on to co-found The Apollo Group, L.L.C., which provided business and management consulting services to individual and organizational healthcare clients for 20 years. Ms. Beron’s expertise in a variety of industries makes her well-suited to serve on the Board of Directors of Fidelity Bank. Age 65. Director since 2007.

Mahlon D. Sanford is a director of LAMMICO, a medical malpractice company, and a director and Treasurer of its affiliate insurance company, LAMMICO Risk Retention Group, Inc. Mr. Sanford was the Managing Partner of Carr, Riggs, and Ingram, LLC, an accounting and advisory firm in New Orleans. While with an international accounting firm, he lead the Financial Institution Service Group in the New

Orleans office. Mr. Sanford has also served as President and Treasurer of the Board of Trustees for the Good Shepherd Nativity School, President and Treasurer of the Institute of Mental Hygiene, Treasurer of the Carrollton Booster Club, President and Treasurer for the Louisiana Nature and Science Center Audubon Institute, and Treasurer and Vice President for the Board of Trustees of the Academy of the Sacred Heart. Mr. Sanford recently completed his Board of Directors service for Lambeth House, Inc., a continuing care retirement community, where he served as President, Vice President, and Treasurer. Mr. Sanford is a Certified Public Accountant who has worked with financial institutions throughout his professional career. Mr. Sanford is a valued Board of Directors member due to his extensive accounting, financial, and community knowledge. Age 70. Director since 2008.

Todd G. Schexnayder, now retired, was most recently responsible for all corporate human resources, marketing, and facilities functions at Fidelity Bank as the Senior Vice President and Human Resources Director. Prior to joining Fidelity Bank, Mr. Schexnayder served as Senior Vice President of Human Resources at two large insurance companies in Louisiana. Mr. Schexnayder currently serves as the President of the Rotary Club of Baton Rouge, and on the Board of Volunteers of America National. He previously served as Chairman of the Franciscan University of Our Lady Board of Trustees. Mr. Schexnayder has also been involved with a variety of community organizations in Southern Louisiana during his accomplished career in human resources. Mr. Schexnayder expertise in thoughtful and effective management, and his dedication to community service, allow him to provide meaningful contributions to the Board of Directors of Fidelity Bank. Age 66. Director since 2021.

Director Continuing in Office With Terms Expiring in 2028

Katherine A. Crosby is the Executive Chairman of the Boards of FB Bancorp and Fidelity Bank. Mrs. Crosby joined the Board of Directors in 2003 and was Vice Chairman of Fidelity Bank from 2006 until her appointment as Chairman of the Bank in 2010. Mrs. Crosby has served as the Executive Chairman of FB Bancorp since its inception. From 2007 through 2009, Mrs. Crosby also served as President of Homestead Title Corporation. Mrs. Crosby previously served as a director on the Board of the New Orleans Branch of the Federal Reserve Bank of Atlanta. Mrs. Crosby is a director of LCMC Health System, where she was Chairman from 2018 to 2020, Children’s Hospital of New Orleans, and the Greater New Orleans Foundation. Mrs. Crosby also serves on the Board of Trustees for the Selley Foundation. Formerly, she chaired the Boards of the New Orleans Area Habitat for Humanity, and WYES-TV, a public television broadcast station in New Orleans, and was on the boards of the New Orleans Regional Leadership Institute and Poydras Home. Mrs. Crosby has also served as a Board member and, from 2000-2001, as President of the Junior League of New Orleans, which honored her in 2019 with their Sustainer of the Year Award. Mrs. Crosby received a B.A. in Business Administration from Vanderbilt University and her M.B.A. from Tulane University’s A.B. Freeman School of Business. Since 2019, Mrs. Crosby has served as a Eucharistic Minister at St. Rita Church in New Orleans. Mrs. Crosby’s extensive leadership experience for a diverse array of organizations and more than 20 years of service with Fidelity Bank provides the Board of Directors with valuable insight into community, organizational and operational matters. Age 64. Director since 2003.

Christopher S. Ferris serves as the President and Chief Executive Officer and as a director of FB Bancorp and Fidelity Bank. Mr. Ferris previously served as Fidelity Bank’s Chief Banking and Operations Officer from 2014 through 2017. Prior to joining Fidelity Bank, Mr. Ferris held various leadership roles at the large regional bank BB&T (now Truist). Mr. Ferris serves as a director on the Boards of the Greater New Orleans Chamber of Commerce, the New Orleans Area Habitat for Humanity, which he serves as the Secretary and Vice President of the Board, and the Financial Institutional Service Corporation. Formerly, Mr. Ferris served on the Board of the Louisiana Bankers Association and is a founding member of New Orleans Vistage Worldwide. Mr. Ferris is a graduate of the University of Georgia and has received Graduate School designations in Banking from the BB&T Banking School at

Wake Forest University and from Louisiana State University. Mr. Ferris has played a significant role in transforming Fidelity Bank’s sales and operations since his arrival in 2014 by creating efficient, user-friendly banking products and services which has allowed Fidelity Bank to experience significant growth, and the Board of Directors values his contributions. Age 51. Director since 2018.

Dr. Stephen W. Hales is the Founder of Hales Pediatrics, and has served on the Board of Trustees of Children’s Hospital since 1980 and was Chairman for six years. Additionally, Dr. Hales is a Founding Member, Trustee and Vice-Chair of the Board of LCMC Health; a Founding Member, past Secretary and Chair of New Schools for New Orleans; and a Board member and past Co-Chair of the Education Committee of the Anti-Defamation League. Dr. Hales has served on and chaired the Boards of Metairie Park Country Day School, the Alliance of Not-for-Profit Hospitals, and the Louisiana Philharmonic Orchestra. Dr. Hales also serves as the Historian Emeritus of the Rex Organization, a historic New Orleans Carnival organization which promotes and stages a parade in the annual Mardi Gras celebrations. He is also a founding Board Member and past Chair of the Grants Committee of Rex’s Pro Bono Publico Foundation, which supports New Orleans’ public schools. Dr. Hales is a devoted member of the New Orleans community that the Board of Directors values for his knowledge and understanding of the local market and extensive leadership skills. Age 79. Director since 2004.

Executive Officers Who Do Not Serve as Directors

Set forth below is information regarding our executive officers who do not serve as directors of the Company. They have held their current position for at least the last five years, unless otherwise stated. The age presented is as of December 31, 2025.

Todd M. Wanner serves as the Chief Financial Officer of FB Bancorp and Fidelity Bank since 2014. Before joining Fidelity Bank, Mr. Wanner was the Chief Financial Officer and Executive Vice President for First Volunteer Corporation, First Volunteer Bank and First Volunteer Insurance Agency. He also served as the Chairman for First Volunteer Insurance Agency. Mr. Wanner has held various other positions with financial institutions and accounting firms during his career, is an active Chartered Financial Analyst, and previously held a Certified Public Accountant license. He received a B.S. in Business Administration from the Ohio State University. Age 52.

Randall L. Baker serves as the Chief Operating Officer of FB Bancorp and Fidelity Bank. Prior to joining Fidelity Bank, Mr. Baker served as the Chief Executive Officer of Citizens Federal Savings Bank and was the Chief Executive Officer of Lawson Bank. He specializes in operations, strategic planning, regulation, mergers & acquisitions, digital assets, mortgage lending, commercial lending, and trust department. Mr. Baker is a member of the ALCO Committee, Loan Committee, IT Steering, AI Governance Committee, Data Governance Committee, and Employee Benefits Committee. Mr. Baker is a member of the FISC Strategic Technology Committee, Candescent Executive Innovation Council and the Upstart Customer Advisory Board. Mr. Baker received a Bachelor of Science degree in Finance and Economics from Kansas State University and a CUNA Graduate School of Lending Degree from the University of Wisconsin. Age 57.

Patrick L. Griggs serves as the Chief Risk/Credit Officer of Fidelity Bank since 2012. Mr. Griggs is responsible for overseeing Fidelity Bank’s credit and lending practices, loan portfolio management, collections and special assets activity, and overall enterprise risk management program, while providing risk guidance and advice to bank staff. He also Chairs the Bank’s Risk Management and Special Assets Committees, and develops and implements credit, lending, and risk policies that guide company practices. Mr. Griggs is involved in the Bank’s operations via his membership with the Bank’s Executive Leadership Team, Compliance Committee, ALCO Committee, and IT Steering Committee. He is the primary executive liaison for safety and soundness issues with federal and state banking regulators for the

Bank and serves on the American Bankers Association Working Group as a subject matter expert to create examination questions for the organization’s Certified Enterprise Risk Professional designation. Prior to joining Fidelity, Mr. Griggs served in lending and credit risk leadership roles with several prominent financial institutions in the U.S. Mr. Griggs is a Chartered Financial Analyst and holds various financial certifications from the America Bankers Association, the Risk Management Association, and other accredited organizations. Mr. Griggs received his MBA degree from Tennessee State and his bachelor’s degree from Trevecca Nazarene University. Age 62.

Josh C. Folds serves as Chief Banking Officer of Fidelity Bank. Prior to joining Fidelity Bank, Mr. Folds was the head of Small Business, SBA, Business Banking Merchant Services and Virtual Business Banking at First Horizon from 2018 until September 2023. Mr. Folds oversees the strategic direction for Retail, Small Business, SBA and Commercial Banking for Fidelity Bank. Mr. Folds is a graduate of Florida Atlantic University where he received a bachelor’s degree in communications. Mr. Folds is also a graduate from the Executive Banking School program at Furman University and also serves on the faculty for the Graduate School of Banking. Age 49.

PROPOSAL TWO RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

EisnerAmper LLP served as our independent registered public accounting firm for the year ended December 31, 2025. The Audit Committee of the Board of Directors has appointed EisnerAmper LLP to serve as the independent registered public accounting firm for the 2026 fiscal year, subject to ratification by stockholders. A representative of EisnerAmper LLP is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

If the appointment of the independent registered public accounting firm is not ratified by a majority of the votes cast by stockholders at the annual meeting, the Audit Committee of the Board of Directors will consider other independent registered public accounting firms.

The Board of Directors unanimously recommends that you vote “FOR” ratification of the appointment of EisnerAmper LLP to serve as the independent registered public accounting firm.

Audit Fees. The following table sets forth the fees that EisnerAmper LLP billed for the years ended December 31, 2025 and 2024:

	2025	2024
Audit Fees (1)	$239,925	$359,950
Audit-Related Fees (2)	—	—
Tax Fees (3)	—	—
All Other Fees	—	—

(1)

Consists of fees for professional services rendered for the audit of the consolidated financial statements included in the Annual Report on Form 10-K, for the review of consolidated financial statements included in the Quarterly Reports on Form 10-Q and for services normally provided by the independent registered public accountant in connection with statutory and regulatory filings or engagements. Additionally, consists of fees for services associated with Securities and Exchange Commission registration statements or other documents filed in connection with securities offerings, including comfort letters, consents, and assistance with review of documents filed with the Securities and Exchange Commission.

(2)	Consists of fees for assurance and related services that are reasonably related to the audit of the Company’s financial statements.
(3)	Consists of fees for tax compliance services, including preparation of federal and state income tax returns, and tax payment and planning advice.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm. The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In accordance with its charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm. This approval process ensures that the independent registered public accounting firm does not provide any non-audit service to us prohibited by law or regulation. During the year ended December 31, 2025, all fees set forth in the table above were approved by the Audit Committee.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following information is furnished for our principal executive officer and the two most highly compensated executive officers (other than the principal executive officer) serving during the year ended December 31, 2025, whose total compensation exceeded $100,000 for the year ended December 31, 2025. These individuals are sometimes referred to in this proxy statement as the “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Non-equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings	All Other Compensation ($) (2)	Total ($)
Christopher S. Ferris President and Chief Executive Officer	2025 2024	456,144 438,600	104,821 96,042	72,983 159,019	— —	82,939 75,875	716,887 769,536
Randall L. Baker Chief Operating Officer	2025 2024	332,740 322,528	54,945 39,050	32,202 45,000	— —	49,050 30,536	468,937 437,114
Todd M. Wanner Chief Financial Officer	2025 2024	328,259 319,508	60,733 38,684	31,721 69,796	— —	42,003 50,333	462,716 478,321

(1)	Represents a discretionary bonus.
(2)	The compensation for 2025 disclosed in the “All Other Compensation” column consists of the following:

Name	Business Allowance ($)	Country Club Dues ($)	Payout of Accrued Paid Time-Off ($)	Imputed Income on Life Insurance ($)	Imputed Income on Long- Term Disability Insurance ($)	ESOP Allocation ($) (1)	401(k) Plan Employer Contributions ($)	Total All Other Compensation ($)
Christopher S. Ferris	24,000	16,333	3,374	3,199	9,628	10,655	15,750	82,939
Randall L. Baker	15,000	3,766	—	1,050	3,964	10,655	14,615	49,050
Todd M. Wanner	12,000	—	—	1,050	2,548	10,655	15,750	42,003

(1)	Represents 829 shares allocated to the ESOP for the plan year ending December 31, 2025, at $12.85 per share, the closing price on that date.

Employment Agreement with Christopher S. Ferris. Fidelity Bank entered into an amended and restated employment agreement with Mr. Ferris. The term of the employment agreement is three years and on each anniversary of the effective date extends automatically for one additional year, so that the remaining term is again three years, unless either Fidelity Bank or Mr. Ferris gives notice to the other party of non-renewal. If either party provides the other with notice of non-renewal, the term will become fixed and expire at the end of the third anniversary of the date of the notice of non-renewal. Notwithstanding the foregoing, in the event FB Bancorp or Fidelity Bank enters a transaction that would constitute a change in control, as defined under the employment agreement, the term will automatically extend so that it would expire no less than three years following the effective date of the change in control.

The employment agreement specifies the base salary of Mr. Ferris, which currently is $456,144. Fidelity Bank may increase, but not decrease, Mr. Ferris’ base salary. In addition to base salary, the agreement provides that Mr. Ferris may receive a bonus that has objective benchmarks and established target and maximum goals (and corresponding possible payments), all of which are established and approved by the Board of Directors on an annual basis. Mr. Ferris may also participate in the Fidelity Bank Deferred Compensation Plan. Mr. Ferris is also entitled to participate in all employee benefit plans, arrangements and perquisites offered to employees and officers of Fidelity Bank and the reimbursement of reasonable travel and other business expenses incurred in the performance of his duties for Fidelity Bank. In addition, Mr. Ferris is entitled to certain additional life and disability insurance benefits from Fidelity Bank.

Fidelity Bank may terminate Mr. Ferris’ employment with or without cause (as defined in the employment agreement), or Mr. Ferris may resign from his employment, at any time with or without good reason (as defined in the employment agreement). Under the employment agreement, in the event Fidelity Bank terminates Mr. Ferris’ employment without cause or Mr. Ferris voluntary resigns for good reason (in either case, not in connection with a change in control), Fidelity Bank will pay Mr. Ferris a severance payment equal to the base salary he would have received during the remaining term of the employment agreement, payable in a lump sum cash payment within thirty (30) days following his date of termination of employment. In addition, if Mr. Ferris elects COBRA coverage, he will receive an additional lump sum payment equal to the amount obtained by multiplying (i) the monthly cost for continuation coverage under COBRA (as in effect as of his termination date) for group medical, dental and vision coverage for the participant and his dependents immediately before the termination date by (ii) the number of months represented by the remaining term of the employment agreement.

Under the employment agreement, in the event Fidelity Bank terminates Mr. Ferris’ employment without cause or Mr. Ferris voluntary resigns for good reason, in either case, during the term on or following the effective time of a change in control, Fidelity Bank will pay him a severance payment (in lieu of the payments and benefits described in the previous paragraph) equal to three times the sum of (i) the executive’s base salary in effect as of the date of termination (or during the three preceding years, if higher), plus (ii) the average annual cash bonus paid or earned for the three most recently completed calendar years before the change in control occurs, payable in a lump sum within thirty (30) days of the date of termination of employment. In addition, Fidelity Bank will pay Mr. Ferris a lump sum cash payment equal to the amount obtained by multiplying (i) the monthly cost for continuation coverage under COBRA (as in effect as of the termination date) for group medical, dental and vision coverage for him and his dependents immediately before his termination date (whether or not he actually elects COBRA coverage by (ii) 36.

The employment agreement terminates upon Mr. Ferris’ death or disability. Upon termination of employment (other than a termination in connection with a change in control), Mr. Ferris will be required to adhere to one-year non-competition and two-year non-solicitation restrictions set forth in the employment agreement.

Executive Severance Plan. Fidelity Bank maintains the Fidelity Bank Executive Severance Plan (the “Severance Plan”) to provide severance benefits to designated executives in the event their employment is terminated in certain circumstances, including certain terminations related to a change in control. The Severance Plan is intended to secure the continued services of the designated executives and to ensure their continued dedication to their duties in the event of any threat or occurrence of a change in control.

Under the Severance Plan, a participant whose employment is terminated other than for cause (as defined in the Severance Plan) or voluntary terminates employment for good reason (as defined in the Severance Plan) during the period commencing with an initial public announcement of the agreements or other actions that are expected or intended to result in a change of control (as defined in the Severance Plan) and ending 24 months following the occurrence of the change in control (the “covered period”) will receive:

•	a lump sum cash payment equal to the participant’s pro-rata bonus for the year in which the participant is terminated;

•

a lump sum cash payment equal to the participant’s severance multiple, multiplied by the sum of (i) the greater of (x) the participant’s base salary as in effect immediately before the applicable change in control occurred or (y) the participant’s base salary as in effect on the participant’s termination date and (ii) the participant’s target bonus for the year in which the termination date occurs; and

•

a lump sum cash payment equal to the amount obtained by multiplying (i) the monthly cost for continuation coverage under COBRA (as in effect as of the participant’s termination date) for group medical, dental and vision coverage for the participant and the participant’s dependents immediately before the participant’s termination date (whether or not the participant actually elects COBRA coverage by (ii) the number of months represented by the participant’s severance multiple.

If the severance benefits under the Severance Plan, along with any other payments occurring in connection with a change in control of the company, were to cause the participant to be subject to the excise tax provisions of Section 4999 of the Internal Revenue Code of 1986, then the amount of the severance benefits will either be reduced, such that the excise tax would not be applicable, or the participant will be entitled to retain the participant’s full severance benefits, whichever results in the better aftertax position to the participant.

Under the Severance Plan, a participant whose employment is terminated other than for cause or voluntarily terminates employment for good reason outside of a covered period relating to a change in control will receive, subject to the participant’s execution of a general release of claims:

•	a lump sum cash payment equal to the participant’s pro-rata bonus for the year in which the participant is terminated;

•

a lump sum cash payment in an amount equal to the participant’s severance multiple, multiplied by the participant’s base salary as in effect on the participant’s termination date (or the date the executive was designated a participant in the plan, if higher); and

•

if the participant elects continuation coverage under COBRA, a lump sum cash payment equal to the amount obtained by multiplying (i) the monthly cost for continuation coverage under COBRA (as in effect as of the participant’s termination date) for group medical, dental and vision coverage for the participant and the participant’s dependents immediately before the participant’s termination date by (ii) the number of months represented by the participant’s severance multiple.

Todd Wanner and Randall Baker have been designated as participants in the Severance Plan with a severance multiplier of two for a qualifying termination occurring during a covered period related to a change in control and a severance multiplier of two for a qualifying termination outside of a covered period. However, the participation agreements provide that they will not be entitled to any severance benefit outside of the covered period following the third anniversary of the effective date of the Severance Plan.

The Severance Plan also includes a non-disclosure obligation and an obligation not to solicit our employees or customers for a period of 12 months after the date of the participant’s termination of employment.

If Fidelity Bank terminates the Severance Plan or terminates an individual’s participation under the Severance Plan, the participant will continue to be covered for three years (or through the end of the covered period in connection with a change in control that commenced prior to the termination of the plan, if longer).

Performance-Based Deferred Compensation Plan. Fidelity Bank sponsors the Fidelity Bank Performance-Based Deferred Compensation Plan (the “Deferred Compensation Plan”), for certain executives. Under the Deferred Compensation Plan, if a participant achieves the established performance criteria for a fiscal year, Fidelity Bank will credit an award to his or her deferred compensation account under the plan. The performance metrics are set annually by Fidelity Bank and may include both individual and bank performance metrics. If the participant is still employed by Fidelity Bank on the third anniversary of the date the award was granted, the participant will become fully vested in the award and the participant will receive the value of the award plus earnings credited during the three-year vesting period in a single lump sum payment. Awards also become 100% vested in the event of the participant’s death or disability and if the participant terminates service within 12 months following a change in control of Fidelity Bank or FB Bancorp.

401(k) Plan. Fidelity Bank maintains the Fidelity Bank 401(k) Retirement Plan, a tax-qualified defined contribution plan for eligible employees (the “401(k) Plan”). The named executive officers are eligible to participate in the 401(k) Plan on the same terms as other eligible employees of Fidelity Bank.

Under the 401(k) Plan, a participant may elect to defer, on a pre-tax basis, up to 100% of their eligible compensation. In addition to salary deferral contributions, Fidelity Bank currently makes matching contributions to the plan equal to 100% of a participant’s deferrals up to 3% of the participant’s compensation, plus 50% of the participant’s deferrals over 3% but not exceeding 6% of the participant’s compensation. Fidelity Bank may also make discretionary contributions to the plan. A participant is immediately 100% vested in his or her salary deferral contributions and becomes vested in employer contributions at the rate of 20% per year after two years of service, so that the participant will be 100% vested after completing six years of service.

Employee Stock Ownership Plan. Fidelity Bank maintains an employee stock ownership plan (“ESOP”) for eligible employees. The named executive officers are eligible to participate in the ESOP on the same terms as other eligible employees of Fidelity Bank.

The ESOP trustee purchased, on behalf of the ESOP, 8.0% of the total number of shares of FB Bancorp common stock sold in the conversion, which purchase was funded with a loan from FB Bancorp equal to the aggregate purchase price of the common stock.

The trustee holds the shares purchased by the ESOP in an unallocated suspense account, and shares will be released from the suspense account on a pro-rata basis as the trustee repays the loan. The trustee allocates the shares released among participants’ accounts based on each participant’s proportional share of compensation relative to all participants. A participant will vest in his or her account balance based on his or her years of service with Fidelity Bank, at the rate of 20% per year after two years of service, so that the participant is 100% vested after completing six years of service.

Outstanding Equity Awards at December 31, 2025

There were no equity awards outstanding to any of the named executive officers as of December 31, 2025.

Policies and Practices Related to the Grant of Certain Equity Awards
While the Company does not have formal policy or obligation that requires it to grant or award equity-based compensation on specific date, the Compensation Committee and the Board have a historical practice of not granting stock options to executive officers during closed quarterly trading windows as determined under the Company’s insider trading policy. Consequently, the Company has not granted, and does not expect to grant, any stock options to any named executive officers within four business days preceding the filing with the Securities and Exchange Commission of any report on Forms
10-K,
10-Q
or
8-K
that discloses material
non-public
information. The Compensation Committee and the Board do not take material non-public
information into account when determining the timing of equity awards and do not time the disclosure of material non-public
information in order to impact the value of executive compensation.
The Company did not grant any stock options to its executive officers, including the named executive officers, during the year ended December 31, 2025.
OTHER INFORMATION RELATING TO DIRECTORS AND EXECUTIVE OFFICERS
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities Exchange Commission. Executive officers, directors and greater than 10% stockholders are required by regulation to furnish us with copies of all Section 16(a) reports they file.
Based solely on our review of the copies of the reports we have received and of written representations provided to us by the individuals required to file the reports, we believe that each executive officer, director and greater than 10% beneficial owner has complied with applicable reporting requirements for transactions in Company common stock during the year ended December 31, 2025.
Transactions with Related Persons
Loans and Extensions of Credit.
Federal law generally prohibits publicly traded companies from making loans to their executive officers and directors but contains a specific exemption from the prohibition for loans made by federally insured financial institutions, such as Fidelity Bank, to their executive officers and directors that comply with federal banking regulations. Fidelity Bank has a policy that extensions of credit will be granted to its executive officers and directors only in the ordinary course of business, on substantially the same terms as those available to the general public and that do not involve more than the normal risk of collectability or presenting other unfavorable terms.
In accordance with the listing standards of the Nasdaq Stock Market, any transactions that would be required to be reported under this section of this Prospectus must be reviewed by our audit committee or another independent body of the Board of Directors. In addition, any transaction with a director is reviewed by and subject to approval of the members of the Board of Directors who are not directly involved in the proposed transaction to confirm that the transaction is on terms that are no less favorable as those that would be available to us from an unrelated party through an arms’ length transaction.
Other Transactions.
There were no transactions with related persons during the 2025 fiscal year.

SUBMISSION OF STOCKHOLDER BUSINESS PROPOSALS AND NOMINATIONS

The Company must receive proposals that shareholders seek to include in the proxy statement for its next annual meeting no later than April 29, 2026. If next year’s annual meeting is held on a date that is more than 30 calendar days from April 29, 2026, a shareholder proposal must be received by a reasonable time before we begin to print and mail our proxy solicitation materials for such annual meeting. Any shareholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

Under Securities and Exchange Commission Rule 14a-19, a stockholder intending to engage in a director election contest with respect to the annual meeting of stockholders to be held in 2026 must give the Company notice of its intent to solicit proxies by providing the name(s) of its nominee(s) and certain other information at least 60 calendar days before the anniversary of the previous year’s annual meeting. If next year’s annual meeting is held on a date that is more than 30 calendar days from April 29, 2026, then notice must be given by the later of 60 calendar days before the date of the annual meeting or the 10th calendar day following the day on which the Company first makes public announcement of the date of the annual meeting.

In addition to the requirement set forth under Securities and Exchange Commission Rule 14a-19, under the Company’s Bylaws, for a stockholder to properly bring business before an annual meeting or make nominations for the election of directors, the stockholder must give written notice to our Corporate Secretary at our principal executive office not less than ninety (90) days nor more than one hundred (100) days before the anniversary of the prior year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than thirty (30) days before the anniversary of the prior year’s annual meeting of stockholders, such written notice shall be timely only if delivered or mailed to and received by the Corporate Secretary at the principal executive office no earlier than the day on which public disclosure of the date of such annual meeting is first made and not later than the 10th day following the earlier of the day notice of the meeting was mailed to stockholders or such public disclosure was made. Such written notice must also contain the information specified in our Bylaws. A copy of the Bylaws may be obtained by contacting our Corporate Secretary.

STOCKHOLDER COMMUNICATIONS

Stockholders who wish to communicate with the Board of Directors or an individual director should do so in writing to FB Bancorp, Inc., 353 Carondelet Street, New Orleans, Louisiana 70130. Communications regarding financial or accounting policies may be made, in writing, to the Chair of the Audit Committee, at the same address. All other communications should be sent in writing to the attention of the Chair of the Nominating/Corporate Governance Committee at the same address.

MISCELLANEOUS

The Company will pay the cost of this proxy solicitation and will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses they incur in sending proxy materials to the beneficial owners of Company common stock. In addition to soliciting proxies by mail, our directors, officers and regular employees may solicit proxies personally or by telephone without receiving additional compensation.

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, accompanies this proxy statement. Any stockholder who has not received a copy of the Form 10-K may obtain one by writing to our Corporate Secretary or by accessing a copy online. See “Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on April 29, 2026.”

The Form 10-K is not to be treated as part of the proxy solicitation material or as having been incorporated in this proxy statement by reference.

If you and others who share your address own your shares of Company common stock in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, the stockholder should contact the broker or other holder of record. If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

Please vote by marking, signing, dating and promptly returning a proxy card or by voting via the Internet.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Lisa H. Haley
Lisa H. Haley
Corporate Secretary

New Orleans, Louisiana

March 30, 2026

#  #  #

FB BANCORP, INC.

Annual Meeting of Stockholders

April 29, 2026

1:00 PM, Central Time

REVOCABLE PROXY

This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoints each of Katherine A. Crosby, Christopher S. Ferris, Stephen W. Hales, W. Anderson Baker, III, Winifred M. Beron, Mahlon D. Sanford and Todd G. Schexnayder, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock of FB Bancorp, Inc. (the “Company”) that the undersigned(s) is entitled to vote at the Annual Meeting of Stockholders and at any adjournment or postponement thereof.

THE UNDERSIGNED(S) HEREBY REVOKES ANY AND ALL PROXY OR PROXIES HERETOFORE GIVEN TO VOTE UPON OR ACT WITH RESPECT TO SUCH COMMON STOCK AND HEREBY RATIFIES AND CONFIRMS ALL THAT THE NAMED PROXIES, THEIR SUBSTITUTES OR ANY OF THEM MAY LAWFULLY DO BY VIRTUE HEREOF.

The Board of Directors unanimously recommends a vote FOR each director nominee and FOR proposal 2 listed below.

1.	To elect the following nominees as directors:

	FOR	WITHHOLD

i. J. Luis Baños, Jr.	☐	☐

ii. Gerard W. Barousse, Jr.	☐	☐

iii. Mark C. Romig	☐	☐

2.	To ratify the appointment of EisnerAmper LLP to serve as the independent registered public accounting firm for the fiscal year ending December 31, 2026:

☐ FOR	☐ AGAINST	☐ ABSTAIN

Please date this proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign but only one owner must sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer and add title as such.

Signature

Signature (Co-owner)

Title

Dated:

☐	Please check box for Address Change. Provide updated address in the space below.

☐

Please check box if you agree to receive all future communications related to these securities holdings electronically via the email address provided below. You may change this selection at any time in the future.

EMAIL ADDRESS:

If you vote by Internet, you do NOT need to return your proxy card by mail.

YOUR VOTE IS IMPORTANT

Voting Instructions on Reverse Side.

VOTING INSTRUCTIONS

You may vote your proxy in the following ways:

•	Via Internet:

Login to [INSERT LINK]

Enter your control number (12-digit number located below)

•	Via Mail:

Pacific Stock Transfer Company

Proxy Department

6725 Via Austi Parkway

Suite 300

Las Vegas, Nevada 89119

CONTROL NUMBER

Internet voting is available 24 hours a day, 7 days a week, through 11:59 p.m., Central time, on April 28, 2026.

Your Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed, dated and returned your proxy card.